EXHIBIT 10.2

NET SMELTER RETURNS ROYALTY AGREEMENT

This Net Smelter Returns Royalty Agreement Between

X "Bernard Perez"
Tidewater Resources Inc,
Name/title of officer (please print) Bernard Perez
of Suite 322 Unit 205 - 329 North Road Coquitlam, British Columbia V3K 6Z8,
herein known as the Royalty Payor,

and

X "David Zamida"
David Zamida,
of 47 Farningham Crescent, Toronto Ontario M9B 3B4,
herein known as the Royalty Holder.

Signed this 26th day of April , 2007

Description: Mineral Claims, further described by tenure numbers and key cell identifiers.

092F Block, Mineral Tenures 544586, 544587, 544588, 549344, 552715, 536440 in the province of British Columbia, and identified further with the following key cell identifiers, registered in the Province of British Columbia (herein known as the Property), and shall include mineral claims and/or cells of claims lapsed and then acquired, on the key cell identifiers of the property.

The Property is comprised of the Key Cell Identifiers described herein:

092F02I039A, 092F02I038B, 092F02I038A, 092F02I029D, 092F02I028C, 092F02I028D, 092F02I027C,
092F02I027D, 092F02I029A, 092F02I028B, 092F02I027B, 092F02I027A, 092F02I019C, 092F02I018C
092F02I018D, 092F02I017C, 092F02I017D, 092F02I019A, 092F02I018B, 092F02I018A, 092F02I017B
092F02I009D, 092F02I008C, 092F02I008D, 092F02I026B, 092F02I026A, 092F02I016C, 092F02I016D
092F02I016A, 092F02I015B, 092F02I006D, 092F02I005C, 092F02I005D, 092F02I004C, 092F02I039D
092F02I039C, 092F02I039B, 092F02I029C, 092F02I029B, 092F02I019C, 092F02I019B, 092F02I009C
092F02I030C, 092F02I030D, 092F02J011D, 092F02I030B, 092F02I030A, 092F02J011D, 092F02I020C
092F02I020D, 092F02J011A, 092F02I020B, 092F02I020A, 092F02J001D, 092F02I010C, 092F02I010D
092F02I007C, 092F02I007D, 092F02I017A, 092F02I015B, 092F02I006C

I, David Anthony Zamida, of 47 Farningham Crescent, Toronto, Ontario Canada M9B 3B4, have an unregistered estate, right, interest or equity in the claims registered as tenures 544586, 544587, 544588, 549344, 552715,536440 in the name of Tidewater Resources Inc., North Road Coquitlam, British Columbia.

I hereby apply for the entry of a Notice of Net Smelter Royalty Agreement in the register for the Property.

NET SMELTER RETURNS ROYALTY

1.1   Reserving unto the Transferor, David Anthony Zamida (the "Royalty Holder"), his successors and assigns, a royalty equal to two percent (2.00%) of net smelter returns (the "Net Smelter Returns Royalty") from the described property on page 1 ("the "Property") payable by the Transferee, Tidewater Resources Inc. (the "Royalty Payor"), its successors and assigns.

1.2   It is the intention that the Royalty Payor and the Royalty Holder that the Net Smelter Returns Royalty hereinafter provided be based upon the value at the boundary of the property of the mineral products produced or sold or deemed sold determined by reference to published prices for refined gold, silver, copper, or the actual proceeds of sales for other mineral products as hereinafter provided. The Royalty Holder acknowledges it may be necessary or appropriate to process, treat or upgrade mineral products off the Property before they are sold or deemed sold; and that to determine the value of such mineral products at the boundary of the Property, all costs incurred or deemed incurred by the Royalty Payor after the mineral products leave the property shall be deducted from the proceeds received of deemed to be received by the Royalty Payor. The obligation to pay the Net Smelter Returns Royalty shall accrue upon the outturn of refined metals meeting the requirements of the specified published price to the Royalty Payor's account or the sooner sale of unrefined metals, dore, concentrates, ores or other mineral products, as hereinafter provided.

1.3   The Royalty Payor shall pay to the Royalty Holder a Net Smelter Returns Royalty equal to two percent (2.00%) of the Net Value of all ores, minerals, metals and materials mined and removed from the Property and sold or deemed to have been sold by or for the Royalty Payor.

1.4   As used herein, "Net Value" means the Gross Value of such ores, minerals, metals or materials, less all costs, charges and expenses paid or incurred by the Royalty Payor with respect to such products paid or deemed incurred by the Royalty Payor after such products leave the property, including without limitation:

a)    charges for treatment in the smelting and refining process (including handling, processing, interest and provisional settlement fees, sampling, assaying and representation costs, penalties and other process deductions);

b)    actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay and forwarding expenses incurred by reason of or in the course of such transportation) of ores, minerals, concentrates or other products from the Property to the place of treatment and then to the place of sale;

c)    actual sales and brokerage costs or ores and minerals for which the Net Smelter Returns Royalty is based on proceeds received by the Royalty Holder as hereinafter provided in subsections 1.5(d) and 1.5(e) below, and an allowance for reasonable sales and brokerage costs for refined metals subject to the Net Smelter Returns Royalty hereinafter provided in subsections 1.5 (a), 1.5(b), and 1.5(d) below; and

d)    sales, use, severance, net proceeds of mine and ad valorem taxes and any other tax on or measured by mineral production

1.5   "Gross Value" shall have the following meanings for the following categories of metals, mineral products and minerals produced and sold by the Royalty Payor:

a) If the Royalty Payor causes refined gold (meeting the specifications of the London Bullion Market Association) to be produced from ores mined from the Property, for purposes of determining the Net Smelter Returns Royalty the refined gold shall be deemed to have been sold at the Monthly Gross Average Gold Price for the month in which it was produced, and the gross value shall be determined by multiplying

Gold Production during the calendar month by Monthly Average Gold Price. As used herein, "Gold Production" shall mean the quantity of refined gold outturned to the Royalty Payor's pool account by an independent, third party refinery for gold produced from the property for the calendar month on either a provisional or final settlement basis. As used herein, "Monthly Average Gold Price" shall mean the average London Bullion Market Association P.M. Gold Fix, calculated by dividing the sum of all such prices reported for the month by the number of days for which such prices were reported.

b) If the Royalty Payor causes refined silver (meeting the specifications for refined silver subject to the London Silver Fix published by London Bullion Market Association) to be produced from ores mined from the Property, for purposes of determining the Net Smelter Returns Royalty the refined silver shall be deemed to have been sold at the Monthly Gross Average Silver Price for the month in which it was produced, and the gross value shall be determined by multiplying Silver Production during the calendar month by Monthly Average Silver Price. As used herein, "Silver Production" shall mean the quantity of refined silver outturned to the Royalty Payor's pool account by an independent, third party refinery for silver produced from the property for the calendar month on either a provisional or final settlement basis. As used herein, "Monthly Average Silver Price" shall mean the London Silver Fix published by London Bullion Market Association, calculated by dividing the sum of all such prices reported for the month by the number of days for which such prices were reported.

c) If the Royalty Payor causes refined copper (meeting the specifications for refined copper subject to the New York Mercantile Exchange or NYMEX) to be produced from ores mined from the Property, for purposes of determining the Net Smelter Returns Royalty the refined copper shall be deemed to have been sold at the Monthly Gross Average Copper Price for the month in which it was produced, and the gross value shall be determined by multiplying Copper Production during the calendar month by Monthly Average Copper Price. As used herein, "Copper Production" shall mean the quantity of refined copper outturned to the Royalty Payor's pool account by an independent, third party refinery for copper produced from the property for the calendar month on either a provisional or final settlement basis. As used herein, "Monthly Average Copper Price" shall mean the average Metals, Mining and Money Markets price for high grade copper as published weekly in the Northern Miner, calculated by dividing the sum of all such prices reported for the month by the number of days for which such prices were reported.

d) If the Royalty Payor causes refined or processed metals other than refined gold, refined silver, refined copper, refined platinum and refined nickel to be produced from the Property, the Gross Value shall be equal to the amount of the proceeds actually received by the Royalty Payor during the calendar month from the sale of such refined or processed metals.

e) In the event that the Royalty Payor sells raw ores, or dore, or concentrates produced from ore mined from the Property, the Gross Value shall be equal to the amount of the proceeds actually received by the Royalty Payor during the calendar months from the sale of raw ore, dore, concentrates or refined metal.

f) Where outturn of refined metals is made by an independent third party refinery on a provisional basis, the Gross Value shall be based on the amount of such provisional settlement, but shall be adjusted in subsequent statements to account for the amount of refined metal established by final settlement by such refinery.

g) The Royalty Holder acknowledges that the purpose of subsections a), b), c), d) and e) above is to pay the Royalty Holder a Net Smelter Returns Royalty on the basis of value of the refined gold, silver, copper, and other metals produced from ores mined from the property at prices established by the London Bullion Market Association for Gold and Silver, the Northern Miner for copper and other metals and minerals not listed herein but produced from the Property, regardless of the price or proceeds actually received by the

Royalty Payor for or in connection with such metal or the manner in which a sale of refined metal to a third party is made by the Royalty Payor. The Royalty Holder further acknowledges that the Royalty Payor shall have the right to market or sell or refrain from selling refined gold, silver, copper and other metals and minerals produced from the Property in any manner they may elect, and that the Royalty Payor shall have the right to engage in forward sales, future trading or commodity options trading, and other price hedging, price protection and speculative arrangements ("Trading Activities") which may involve the possible delivery of gold, silver, copper and other metals or minerals produced from the property. The Royalty Holder specifically acknowledges and agrees that the Royalty Holder shall not be entitled to participate in the proceeds or be obligated to share on any losses generated by the Royalty Payor's actual marketing or sales practices or by their Trading Activity.

h) The Royalty Payor may, but is not obligated to, beneficiate, mill, sort, concentrate, refine, smelt, or otherwise process and upgrade the ores, concentrates, and other mineral products produced from ores mined from the Property prior to sale, transfer, or conveyance to a purchaser, user or consumer other than the Royalty Payor. The Royalty Payor shall not be liable for mineral values lost in such processing under sound practices.

i) The Royalty Payor shall be permitted to sell minerals from the Property in the form or raw ore, dore, concentrates to an affiliated party, provided that such sales shall be considered, solely for the purpose of computing Net Value, to have been sold at prices and on terms no less favourable to those which would be extended to an unaffiliated third party under similar circumstances.

j) All minerals for which a Net Smelter Returns Royalty is payable shall be weighed or measured, samples and analyzed in accordance with sound mining and metallurgical practices. After such measurement, the Royalty Payor may mix or commingle such ores, materials or products with ores, materials or products from other property.

k) Net Smelter Returns Royalties shall become due and payable quarterly on the last day of each month following the last day of the calendar quarter in which the same accrued. Net Smelter Returns Royalty payments shall be accompanied by a statement showing in reasonable detail the quantities and grades of the refined metals, dore, concentrates or other mineral products produced and sold or deemed sold by the Royalty Payor in the preceding calendar quarter; the average monthly price determined as herein provided for refined metals on which the Net Smelter Returns Royalty is due; the proceeds of sale for other mineral products on which the Royalty is due; costs, and other deductions; and other pertinent information in sufficient detail to explain the calculation of the Net Smelter Returns Royalty payment.

Such quarterly statements shall also list the quality and quantity of any gold and silver dore, or copper cathode which has been retained as inventory for more than sixty (60) days. The Royalty Holder shall have 15 days after receipt of the statement to either (1) request that the dore be deemed sold as provided in subsections 1.5(a) and 1.5(b) above as of such fifteenth day utilizing the mine weights and assays for such dore and utilizing a deemed charge for all deductions specified in subsections 1.2 and 1.4 above which shall be based upon the most recent charges to the Royalty Payor for such services by an unaffiliated third party or (2) elect to wait until the time that refined gold or silver from such dore or copper cathode is actually outturned by the Royalty Payor or such dore is sooner sold by the Royalty Payor. The failure of the Royalty Holder to respond within such time shall be deemed to be an election under (2) above. No royalty shall be due with respect to stockpiles of ores or concentrates unless and until such ores or concentrates are actually sold.

All Net Smelter Returns Royalty payments shall be considered final and in full satisfaction of all obligations of the Royalty Payor with respect thereto, unless the Royalty Holder gives the Royalty Payor written notice describing the setting forth a specific objection to the calculation thereof within twelve (12) months after receipt by the Royalty Holder of the quarterly statement herein provided for. If the Royalty Holder objects to a particular quarterly statement as herein provided, the Royalty Holder shall, for a period of thirty (30) days after the Royalty Payor's receipt of notice of such objection, have the right, upon reasonable notice and at a reasonable time, to have the Royalty Payor's accounts and records relating to the calculation of the royalty in question audited by a chartered accountant acceptable to the Royalty Holder and to the Royalty Payor. If such audit determines that there has been a deficiency or excess in the payment made to the Royalty Holder such deficiency or excess shall be resolved by adjusting the next quarterly Net Smelter Returns Royalty payment due hereunder. The Royalty Holder shall pay all costs of such audit unless a deficiency of more than 10% of the amount due is determined to exist. The Royalty Payor shall pay all costs of such audit if a deficiency of more than 10% of the amount due is determined to exist. All books and records kept by the Royalty Payor to calculate royalties due hereunder shall be kept in accordance with Canadian generally accepted accounting principles. Failure on the part of the Royalty Holder to make claim on the Royalty Payor for adjustment in such 12-month period shall establish the correctness and preclude the filing of exceptions thereto or making of claims for adjustment thereon.

In addition, if the Royalty Payor conducts an audit, either internally or by an independent auditor, of the operations on or in respect of the Property, the Royalty Holder will be notified and, at its request, will be provided with a copy of the portion or portions of such audit which pertain to production statistics.

1.6   At any time on or prior to April 19th, 2017 the Royalty Payor shall have the right, exercisable upon not less than seven (7) days prior written notice to the Royalty Holder, to purchase from the Royalty Holder, and the Royalty Holder shall transfer, assign and sell to the Royalty Payor, 50% of the Net Smelter Returns Royalty (such that upon exercise by the Royalty Payor of its option under section 1.6 the Royalty shall be equal to 1.00% of the Net Value). The purchase price for the 50% of the Net Smelter Returns Royalty shall be $2,000,000.

1.7   The Royalty Payor shall cause to be kept proper books of account, records and supporting materials covering all matters relevant to the calculations of the payments payable to the Royalty Holder under the Schedule in accordance with Canadian generally accepted accounting principles, and the reasonable verification thereof.

1.8   The Royalty Payor shall, at all reasonable times, at the sole cost of the Royalty Holder, permit agents and representatives of the Royalty Holder to inspect and audit and make copies from such books of account, records and supporting materials relevant to the calculation of such payments. In addition, the Royalty Holder and its agents and representatives shall, during normal business hours, have a right of access to the Property, all operations thereon and all operations relating to the production of all material in respect of which the Royalty Holder shall be entitled to receive all payments under this Net Smelter Returns Agreement, provided that such inspections do not unduly interfere with or disrupt such operations.